

<ARTICLE>                                           UT
<LEGEND>
This schedule contains summary financial information extracted from the December
31, 1997 Financial  Statements of Interstate Energy Corporation and is qualified in its entirety by reference to such Financial  Statements.  Certain adjustments have been made to the prior period amounts as part of the restatement to reflect the pooling of interests transaction,  and a change in accounting method for oil and gas properties from the full cost method to the successful efforts method
</LEGEND>
<RESTATED>
<CIK>                         0000352541
<NAME>                        INTERSTATE ENERGY CORPORATION
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   DEC-31-1997
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                      3,105,478
<OTHER-PROPERTY-AND-INVEST>                    953,915
<TOTAL-CURRENT-ASSETS>                         412,242
<TOTAL-DEFERRED-CHARGES>                       99,550
<OTHER-ASSETS>                                 352,365
<TOTAL-ASSETS>                                 4,923,550
<COMMON>                                       765
<CAPITAL-SURPLUS-PAID-IN>                      868,903
<RETAINED-EARNINGS>                            754,888   <F1>
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 1,624,556
<PREFERRED-MANDATORY>                          24,267
<PREFERRED>                                    89,102
<LONG-TERM-DEBT-NET>                           1,467,903
<SHORT-TERM-NOTES>                             42,000
<LONG-TERM-NOTES-PAYABLE>                      56,975
<COMMERCIAL-PAPER-OBLIGATIONS>                 114,500
<LONG-TERM-DEBT-CURRENT-PORT>                  18,329
<PREFERRED-STOCK-CURRENT>                      0
<CAPITAL-LEASE-OBLIGATIONS>                    23,634
<LEASES-CURRENT>                               13,197
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 1,449,087
<TOT-CAPITALIZATION-AND-LIAB>                  4,923,550
<GROSS-OPERATING-REVENUE>                      2,300,627
<INCOME-TAX-EXPENSE>                           81,732  <F2>
<OTHER-OPERATING-EXPENSES>                     1,964,245
<TOTAL-OPERATING-EXPENSES>                     1,964,245 <F2>
<OPERATING-INCOME-LOSS>                        336,381
<OTHER-INCOME-NET>                             19,186
<INCOME-BEFORE-INTEREST-EXPEN>                 355,567
<TOTAL-INTEREST-EXPENSE>                       122,563
<NET-INCOME>                                   151,272
<PREFERRED-STOCK-DIVIDENDS>                    6,694
<EARNINGS-AVAILABLE-FOR-COMM>                  144,578
<COMMON-STOCK-DIVIDENDS>                       145,631
<TOTAL-INTEREST-ON-BONDS>                      92,128
<CASH-FLOW-OPERATIONS>                         463,691
<EPS-PRIMARY>                                  1.90
<EPS-DILUTED>                                  1.90

<F1>   Includes $173,512 of Accumulated Other Comprehensive Income.

<F2>   Income  tax  expense  is  not  included  in  Operating  Expense  in the
       Consolidated Statements of Income.

